Exhibit 10.4

Execution Copy

ASCENT SOLAR TECHNOLOGIES, INC.

THIRD AMENDED AND RESTATED 2005 STOCK OPTION PLAN

STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT (the “Option Agreement”) is made as of August 3, 2009 by and between ASCENT SOLAR TECHNOLOGIES, INC., a Delaware corporation (the “Company”) and Farhad Moghadam (the “Optionee”).

Unless otherwise defined or indicated herein, capitalized terms in this Agreement shall have the same meanings defined in the Company’s 2005 Stock Option Plan, as amended (the “Plan”). Subject to the Plan and Optionee’s Amended and Restated Executive Employment Agreement dated as of August 3, 2009 (the “Employment Agreement”), the parties agree as follows:

PART I: NOTICE OF GRANT

1. Description of Stock Option Grant. Farhad Moghadam, the undersigned Optionee, has been granted an option (the “Option”) to purchase common stock of the Company as follows:

Date of Grant:	August 3, 2009
Vesting Commencement Date: (same as Date of Grant, if left blank)	August 3, 2009

Exercise Price per Share:	$ (closing price on Date of Grant)

Total Number of Shares:	100,000

Type of Option:	☐ Incentive Stock Option ☒ Nonstatutory Stock Option (see Section (II)(1) below)
Expiration Date: (10 years from Date of Grant, if left blank)

Vesting Schedule:

August 3, 2010	25%

August 3, 2011	25%

August 3, 2012	25%

August 3, 2013	25%

2. Definitions. The following definitions shall apply in this Option Agreement:

i.	“Change of Control” is defined in the Employment Agreement.

ii.	“Cause” is defined in the Employment Agreement.

STOCK OPTION AGREEMENT 2005 STOCK OPTION PLAN FARHAD MOGHADAM

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iii.	“Permanent Disability” is defined in the Employment Agreement.

3. Termination and Material Events. Notwithstanding anything elsewhere in this Option Agreement to the contrary:

(a) Termination Period. Except as set forth below, this Option shall be exercisable for ninety (90) days after Optionee ceases to be a Service Provider of the Company; provided, however, that in no event may this Option be exercised after the Expiration Date set forth in the Notice of Grant.

(b) Termination Without Cause. If the Optionee is terminated by the Company without Cause pursuant to Section 5(b) of the Employment Agreement, and the Optionee signs and does not revoke a release of claims with the Company (in a form reasonably acceptable to the Company and Optionee) and provided that such release of claims becomes effective no later than sixty (60) days following the termination date or such earlier date required by the release agreement, the Company will cause any part of the Option which would vest based on time during that the twelve month period after the date of termination to vest and become exercisable on the termination date.

(c) Disability of Optionee. If Optionee suffers a Permanent Disability and the Employment Agreement terminates as described in Section 5(c) of the Employment Agreement, the Optionee may, to the extent the Option is vested on the date of termination, exercise the Option within one (1) year of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate.

(d) Death of Optionee. If Optionee dies and the Employment Agreement terminates as described in Section 5(d) of the Employment Agreement, the Option may, to the extent that the Option is vested on the date of death, be exercised within one (1) year following Optionee’s death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant) by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form acceptable to Company. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate.

(e) Change of Control.

(i) Acceleration of Vesting. Upon occurrence of a Change of Control, any part of the Option outstanding and held by the Optionee as of the date of such termination will vest in full as to 100% of the unvested portion of the award.

(ii) Limitation on Payments. Notwithstanding anything herein to the contrary, in the event of a Change of Control, in no event shall the Optionee be entitled to receive any amount which would result in the imposition of tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any similar state tax (collectively, the “Excise Tax”). In such a case, any payment due to the Optionee shall automatically be reduced to the maximum amount that may be received by the Optionee that will not trigger any Excise Tax.

(f) Adjustments Upon Changes in Capitalization or Dissolution. Any adjustments triggered by changes in the Company’s capitalization, or upon dissolution or liquidation of the Company, shall be made pursuant to the Plan.

STOCK OPTION AGREEMENT 2005 STOCK OPTION PLAN FARHAD MOGHADAM

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PART II: AGREEMENT

1. Grant of Option. The Administrator, on behalf of the Company, hereby grants to the Optionee named in the Notice of Grant an Option to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which are incorporated by reference herein.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option (“NSO”).

2. Exercise of Option.

(a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement.

(b) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a) cash or check;

(b) consideration received by the Company under a formal cashless exercise program, if adopted by the Company in connection with the Plan;

(c) surrender of other Shares which, (i) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

(d) any other form or manner endorsed in the Plan.

STOCK OPTION AGREEMENT 2005 STOCK OPTION PLAN FARHAD MOGHADAM

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4. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

5. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

6. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

7. Tax Obligations.

(a) Taxes. Optionee acknowledges and agrees that Optionee is solely responsible for the satisfaction of all federal, state, local and foreign income and other tax arising from or applicable to the Option grant, vesting or exercise and the acquisition or sale of the Optioned Stock. Optionee agrees that Optionee shall indemnify the Company for any liability, including attorneys’ fees and expenses, accrued by the Company as a result of the Optionee’s failure to satisfy those taxes.

(b) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two (2) years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition.

8. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan, this Option Agreement and the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This Agreement is governed by the internal substantive laws but not the choice of law rules of Colorado.

9. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO THE PROVISIONS IN THE EMPLOYMENT AGREEMENT.

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel and other advisors prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

STOCK OPTION AGREEMENT 2005 STOCK OPTION PLAN FARHAD MOGHADAM

Execution Copy

OPTIONEE	ASCENT SOLAR TECHNOLOGIES, INC.

/s/ Farhad Moghadam	/s/ Gary Gatchell
Farhad Moghadam	By

Gary Gatchell
Name

CFO
Title

Residence Address

STOCK OPTION AGREEMENT 2005 STOCK OPTION PLAN FARHAD MOGHADAM

Execution Copy

EXHIBIT A

EXERCISE NOTICE AND AGREEMENT

Ascent Solar Technologies, Inc.

12300 Grant Street

Thornton, CO 80241

Attention: Stock Option Plan Administrator

Re: Exercise of Stock Option Pursuant to Third Amended and Restated 2005 Stock Option Plan

Name of Optionee:		Farhad Moghadam

Optionee’s Address:

Optionee’s Social Security Number:

Date of Option Agreement:		August 3, 2009

Exercise Date:

The Shares Purchased are Incentive Stock Options: (circle one)		Yes / No

Number of Shares Purchased Pursuant to this Notice:

Exercise Price per Share:	$

Aggregate Exercise Price:	$

Amount of Payment Enclosed:	$

1. Exercise of Option. Pursuant to the Third Amended and Restated 2005 Stock Option Plan (the “Plan”) of Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), and the Stock Option Agreement (“Option Agreement”) entered into as of the date set forth above between the undersigned Optionee and the Company, Optionee hereby elects, effective as of the date of this notice, to exercise Optionee’s option to purchase the number of shares of common stock (the “Shares”) of the Company indicated above.

2. Payment. Enclosed is Optionee’s payment in the amount indicated above, which is the full exercise price for the Shares.

3. Deemed Date of Exercise. The date of exercise shall be deemed to be the first date after which this Notice is filed with Company upon which Shares become eligible for issuance to Optionee under applicable state and federal laws and regulatory requirements.

4. Compliance with Laws. Optionee understands and acknowledges that the purchase and sale of the Shares may be subject to approval under the state and federal securities laws and other laws and, notwithstanding any other provision of the Option Agreement to the contrary, the exercise of any rights to purchase Shares is expressly conditioned upon approval (if necessary) and compliance with all such laws.

STOCK OPTION AGREEMENT 2005 STOCK OPTION PLAN FARHAD MOGHADAM

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5. Representations of Optionee. Optionee represents and warrants to the Company, as follows:

(a) Optionee has received, read, and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

(b) The Options exercised herewith are exercisable only according to the schedule in the Option Agreement.

(c) Optionee is aware of the business affairs and financial condition of the Company and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.

6. Refusal to Transfer. The Company shall not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, the Option Agreement, or the Plan or (b) to treat as owner of such Shares or to accord the right to vote or receive dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee is not relying on the Company for any tax advice.

8. Entire Agreement. The Plan and the Option Agreement are incorporated herein by reference. This Agreement, the Plan, the Option Agreement and Optionee’s Executive Employment Agreement dated as of July 13, 2009 constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

Submitted by:	Accepted by: COMPANY
OPTIONEE

Ascent Solar Technologies, Inc., a Delaware corporation

Signature	By

Print Name	Name

Title

STOCK OPTION AGREEMENT 2005 STOCK OPTION PLAN FARHAD MOGHADAM